Exhibit 99.1 - Form 3 Joint Filer Information
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Name: S.A.C. Capital Management, LLC

Address: 540 Madison Avenue, New York NY 10022

Designated Filer: S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol: Par Pharmaceutical Companies, Inc. ("PRX")

Date of Event Requiring Statement: January 25, 2007



Name: CR Intrinsic Investors, LLC

Address: 72 Cummings Point Road, Stamford CT 06902

Designated Filer: S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol: Par Pharmaceutical Companies, Inc. ("PRX")

Date of Event Requiring Statement: January 25, 2007



Name: Sigma Capital Management, LLC

Address: 540 Madison Avenue, New York NY 10022

Designated Filer: S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol: Par Pharmaceutical Companies, Inc. ("PRX")

Date of Event Requiring Statement: January 25, 2007




Name: Steven A. Cohen

Address: 72 Cummings Point Road, Stamford CT 06902

Designated Filer: S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol: Par Pharmaceutical Companies, Inc. ("PRX")

Date of Event Requiring Statement: January 25, 2007